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                                                                    EXHIBIT 99.2

                NORTH AMERICAN SECURITY & FIRE ACQUISITIONS, INC.
                              A NEVADA CORPORATION

                        MINUTES OF THE BOARD OF DIRECTORS

                                  June 11, 1999

     THE MEETING WAS HELD pursuant to waiver of Notice. Directors present were KIRT W. JAMES and J. DAN SIFFORD, JR.

     THE BOARD DISCUSSED the Majority Shareholder Action of June 11, 1999, pursuant to the Nevada Revised Statutes 78.320 and to Article II, Section 10 of the Corporation's By-Laws.

                                     TABLE A
                     QUORUM CALCULATIONS AND TALLY OF VOTES


=======================================================================================================
QUORUM CALCULATIONS                                                                  SHARES         %
=======================================================================================================
Total # Shares Entitled to Vote per shareholder list                             11,661,628      100.00
-------------------------------------------------------------------------------------------------------
50% of All Shares Entitled to Vote                                                5,830,814       50.00
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Quorum required to conduct business = 50% + 1 share                               5,830,815
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Total Shares Present                                                              8,116,628       69.60
=======================================================================================================
Share voting for the proposal to:                                                    % total issued and
                                                                                            outstanding
-------------------------------------------------------------------------------------------------------
PROPOSAL 1:  To change the name of this Nevada Corporation to Royal
Holdings Services Ltd.                                                            8,116,628       69.60
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PROPOSAL 2:  To authorize a Reverse Split of the Common Stock of this Nevada
Corporation: 1.7 shares to 1 share                                                8,116,628       69.60
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PROPOSAL 3:  To acknowledge and approve a change of control of this               8,116,628       69.60
Corporation, to remove Kirt W. James and J. Dan Sifford, Jr., from the Board of Directors of this Corporation, to remove Messrs. James and Sifford from their respective positions as officers of this Corporation, all with their respective consents and without objection, and to elect Messrs. Rex Lezard,
Satish Modi and Ajmal Khan to the Board of Directors of this Corporation, all effective at Closing, as this term in defined in the share purchase agreement prospectively dated June 18, 1999, to be concluded among Gampadona
Limited, Odadale Portfolio, Inc. Boshof Holding, Inc., Sebira Financial, Inc.,
Cumbrian Trading Ltd., Rex Lezard, Joel Dumaresq, Ajmal Khan, Jim Breadle,
Kristof Kossuth, John Devries, Kurt Dalmata, G. Brian Longpre (collectively, the "Buyers"), North American Security & Fire Acquisitions, Inc., a Nevada
Corporation ("NASFA"), and Intrepid International S.A. (the "Seller").
=======================================================================================================


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North American Security & Fire Acquisitions, Inc.
MINUTES OF THE BOARD OF DIRECTORS
June 11, 1999 Page 2




     THE FOLLOWING ACTION WAS RESOLVED AND TAKEN:

     1. The Officers are empowered and directed to change the name of this Nevada Corporation to Royal Holdings Services Ltd.

     2. The Officers are empowered and directed to effectuate the Reverse Split of the Common Stock of this Nevada Corporation: 1.7 shares to 1 share. It is the policy of this Corporation that no shareholder shall who owns 100 shares or more pre-reverse shall own less than 100 shares post-reverse; no shareholder owning less than 100 shares pre-reverse shall be reversed further; and that fractional shares which may result shall be rounded up to whole shares.

     3. The share purchase agreement prospectively dated June 18, 1999, to be concluded among Gampadona Limited, Opadale Portfolio, Inc., Boshof Holding, Inc., Sebira Financial, Inc., Cumbrian Trading Ltd., Rex Lezard, Joel Dumaresq, Ajmal Khan, Jim Breadle, Kristof Kossuth, John Devries, Kurt Dalmata, G. Brian Longpre (collectively, the "Buyers"), North American Security & Fire Acquisitions, Inc., a Nevada corporation ("NASFA"), and Intrepid International, S.A. (the "Seller") (the "Share Purchase Agreement"), a draft of which has been previously delivered to the Board of Directors, and the transactions contemplated thereby, is authorized and approved.

     4. The President of this Corporation is authorized on behalf of the Corporation to execute and deliver the Share Purchase Agreement, with such changes and revisions as may be approved by the President, whose signature thereon shall be conclusive evidence of such approval.

     5. The officers of the Corporation are authorized, on behalf of and as the act of the Corporation, to take or cause to be taken all further actions in connection with the transaction contemplated by the preceding resolutions and to execute and deliver all instruments and documents in regard to those resolutions that they may deem necessary or appropriate to effect the preceding resolutions, as conclusively evidenced by the taking of the action or the execution and delivery of the instruments.

     THERE BEING NO FURTHER BUSINESS, the meeting was adjourned.

     THE UNDERSIGNED DIRECTORS hereby Acknowledge or Waive Notice of this Meeting and Approve the foregoing Minutes of the Board.




/s/ KIRT W. JAMES                                    /s/ J. DAN SIFFORD, JR.
---------------------------                          ---------------------------
KIRT W. JAMES                                                J. DAN SIFFORD, JR.